Exhibit 99.1
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SkyTerra Communications, Inc.                    Contact:
19 West 44th Street, Suite 507                   Robert Lewis
New York, New York 10036                         Senior Vice President and
                                                 General Counsel
                                                 212-730-7540
                                                 info@skyterracom.com

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                       SKYTERRA COMMUNICATIONS ANNOUNCES
                                  FCC RULING
                             FOR MSV JOINT VENTURE

NEW YORK, NY, March 3, 2005. SkyTerra Communications, Inc. (OTC: SKYT) announced that the Federal Communications Commission (FCC) released the text of its new rules for the deployment and operation by the Mobile Satellite Ventures LP (the MSV Joint Venture) of an ancillary terrestrial component
(ATC) to its mobile satellite service (MSS) systems. The text of the FCC Order, which was released on Friday, contains the details of the unanimous decision announced by the FCC at its February 10, 2005 public meeting. The FCC's Order provides the MSV Joint Venture with substantial additional flexibility in its system implementation, allowing it to significantly lower the cost of ATC deployment and increase the capacity of the MSS/ATC hybrid system. This additional flexibility provided by the FCC's decision is expected to allow the MSV Joint Venture to offer users affordable and reliable voice service from virtually anywhere on the North American continent. In addition, the MSV Joint Venture expects to be able to offer a cost effective high-speed data communications service in North America through its integrated satellite/terrestrial service system.

The FCC's Order rejected arguments that would have unnecessarily limited ATC flexibility. Instead, the FCC reaffirmed the fundamental underpinnings of its February 2003 decision and excised many constraints that would have limited the spectral efficiency and communications efficacy of ATC. In addition to the MSV Joint Venture, a global list of companies and industries supported the FCC's decision to make ATC a reality including automobile manufacturers, chipset and device companies, satellite manufacturers, state space agencies, public safety users, and other businesses that see the significant advantage of combining the ubiquity of satellites with the scale of terrestrial communications. Specifically, the FCC's decision recognized the essential nature of ATC in providing spectral efficiency to MSS users in populous areas, and that it can do so at an insignificant cost of interference potential to other systems.

Jeffrey Leddy, the chief executive officer and president of SkyTerra, noted "the FCC's Order is another significant milestone for the MSV Joint Venture, permitting it to create a hybrid system incorporating the best of wireless technology -- satellites which provide true nationwide coverage with terrestrial wireless services in densely-populated areas which provide high-capacity and high-quality service. We are hopeful that in the future the MSV Joint Venture will be able to provide unique two-way mobile services to millions of Americans."

This summary is qualified by reference to the FCC's order, which may be found on the FCC's website at:
http://hraunfoss.fcc.gov/edocs_public/attachmatch/FCC-05-30A1.pdf. Please review the order for additional important information regarding limitations and conditions on the authorizations and waivers granted to the MSV Joint Venture.


Caution Concerning Forward-Looking Statements
---------------------------------------------

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements the outcome of court challenges to the order and the ability of the MSV Joint Venture to finance and implement its business plan. Additional factors are detailed in the documents filed by the Company with the Securities and Exchange Commission including but not limited to those contained under the Risk Factors section of the Annual Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 27, 2004. The Company assumes no obligation to update any such forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements or for prospective events that may have a retroactive effect.